Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 10, 2016, relating to the consolidated financial statements of Galena Biopharma, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report in Amendment No. 2 to the Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Portland, Oregon

September 2, 2016